Exhibit 3.3

EXECUTION COPY

TRUST AGREEMENT

OF

AERCAP GLOBAL AVIATION TRUST

This Trust Agreement (this “Agreement”) is entered into by and among Wilmington Trust, National Association, a national banking association and AerCap Ireland Capital Limited, a private limited company incorporated under the laws of Ireland, for the purpose of forming a statutory trust (the “Trust”) pursuant to the provisions of the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq. (as amended and in effect from time to time, the “Delaware Act”), and the parties hereto agree as follows:

1.                                      Name; Formation.  The name of the Trust shall be AerCap Global Aviation Trust, or such other name as the Regular Trustee may from time to time hereafter designate.  The Trustees are hereby authorized and directed to execute and file a certificate of trust (the “Certificate of Trust”) with the Secretary of State of the State of Delaware setting forth the information required by Section 3810 of the Delaware Act.

2.                                      Definitions; Rules of Construction.  In addition to terms otherwise defined herein, the following terms are used herein as defined below:

“Beneficial Owner” means AerCap Ireland Capital Limited and any other Person who becomes an owner of an Interest in accordance with the terms hereof.

“Contribution” means, with respect to any Beneficial Owner, the cash, property, services or promissory obligations (if any) contributed by such Beneficial Owner to the Trust and allocated to a Series in accordance with the terms hereof (the amount or agreed value of which shall be set forth in the books and records of the Trust).

“Delaware Trustee” means Wilmington Trust, National Association, not in its individual capacity but solely as a trustee hereunder or such other Person which succeeds it in such capacity pursuant to the terms hereof and in compliance with Section 3807 of the Delaware Act.

“Interest” means the ownership interest of a Beneficial Owner in the Trust or a Series (which shall be considered personal property for all purposes), consisting of (i) such Beneficial Owner’s Percentage Interest in profits, losses, allocations and distributions of any Series, (ii) such Beneficial Owner’s right to vote or grant or withhold consents with respect to Trust or Series matters as provided herein or in the Delaware Act, (iii) such Beneficial Owner’s beneficial interest in the property of the Trust, and (iv) such Beneficial Owner’s other rights and privileges as provided herein or in the Delaware Act.

“Percentage Interest” means a Beneficial Owner’s share of the profits and losses of a Series and the Beneficial Owner’s percentage right to receive distributions of a Series’ assets.  The Percentage Interest of each Beneficial Owner shall be the percentage set forth opposite such Beneficial Owner’s name on Schedule I, as such Schedule shall be amended from time to time in accordance with the provisions hereof.  The combined Percentage Interest of all Beneficial Owners of a Series shall at all times equal 100%.

“Person” means any natural person, corporation, partnership, limited liability company, statutory trust, joint venture or other legal entity.

“Regular Trustee” means AerCap Ireland Capital Limited or any successor thereto or other Person who may from time to time be duly appointed as the Regular Trustee in accordance with the terms hereof, and references to the Regular Trustee shall refer to such Person solely in its capacity as a trustee hereunder.

“Series” means a separate series of Interests in the Trust that is established and operated in accordance with Section 3806 of the Delaware Act and the provisions of this Agreement, and the assets belonging to each Series shall be held in separate and distinct records.

“Series Addendum” shall mean each addendum to this Agreement that sets forth terms specific to a particular Series, each of which shall constitute a part of this Agreement.

“Series Two Trustee” shall mean a Person designated as trustee of Series Two in accordance with the terms set forth in Section 10 or any successor thereto or other Person who may from time to time be duly appointed as the Series Two Trustee in accordance with the terms hereof, and references to the Series Two Trustee shall refer to such Person solely in its capacity as a trustee hereunder.

“Third Party Debt” shall mean any indebtedness owed by the Trust or any Series to any Person (other than an affiliate of the Trust or a Beneficial Owner; provided that neither the Delaware Trustee nor any affiliate of the Delaware Trustee shall be considered an affiliate of the Trust or a Beneficial Owner): (a) for borrowed money, (b) for obligations evidenced by notes, bonds, debentures or other similar instruments or (c) as a guarantee of any indebtedness of the type described in clauses (a) or (b) of this definition of “Third Party Debt.”

“Trustees” means collectively, the Series Two Trustee, the Delaware Trustee and the Regular Trustee.

Words used herein, regardless of the number and gender used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires, and, as used herein, unless the context requires otherwise, (i) the words “hereof,” “herein,” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular provisions hereof and (ii) the words “include,” “includes” and “including” shall be construed as if they were followed by the words “without limitation.”

3.                                      Purpose.  The business and purpose of the Trust shall be to engage in any businesses or activities that may be engaged in by a statutory trust formed under the Delaware Act, as such activities may be approved from time to time by the Regular Trustee.

4.                                      Offices.  The principal office of the Trust, and such additional offices as the Regular Trustee may determine to establish, shall be located at such place or places inside or outside the State of Delaware as the Regular Trustee may designate from time to time.

5.                                      Beneficial Owners.  The name and business or residence address of each Beneficial Owner of the Trust and the Series in which such Beneficial Owner owns an Interest are as set forth on Schedule I, as the same may be amended from time to time.

6.                                      Term.    The term of the Trust shall be perpetual unless the Trust is dissolved and terminated in accordance with Section 17(a) of this Agreement.  Each Series shall continue in perpetuity unless such Series is dissolved and terminated in accordance with Section 17(b) of this Agreement.

7.                                      Series.

(a)                                 The Trust shall maintain one or more Series in accordance with Section 3806 and the other applicable provisions of the Delaware Act.  Each Series shall be identified by a name designated by the Regular Trustee.  Separate and distinct records shall be maintained as provided herein for each Series.  The Trust shall initially have Series One and Series Two.  A Series Addendum for each of Series One and Series Two is attached hereto, which set forth the relative rights and preferences of each initial Series of the Trust.

(b)                                 The Regular Trustee may establish additional Series to the fullest extent permitted by Section 3806 and other applicable provisions of the Delaware Act and may combine or consolidate two or more Series, in each case, in its sole discretion.  At the time of the establishment of an additional Series, the Regular Trustee shall adopt a Series Addendum for such Series, which Series Addendum shall be annexed hereto.  Each Series Addendum shall identify the name of the Series, the Beneficial Owner of the Series, and such other information as the Regular Trustee may deem to be relevant.  Upon the adoption by the Regular Trustee and annexation to this Agreement, each Series Addendum shall constitute a part of this Agreement.

No Series Addendum shall be amended, supplemented or otherwise modified except as determined by the Regular Trustee in its sole discretion.

(c)                                  All Contributions received by the Trust in respect of the Interests of a particular Series and all assets otherwise allocated by the Regular Trustee to a specific Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form, shall be held and accounted for separately from the other assets of the Trust and of every other Series and may be referred to herein as “assets held with respect to” that Series.  The assets held with respect to a particular Series shall belong to that Series for all purposes, and to no other Series, and shall be subject only to the rights of creditors of that Series, except as otherwise provided in Section 7(g) below or in any side letter entered into by two or more Series. In the event that there are any assets, income, earnings, profits or funds, or payments or proceeds with respect thereto, which are not readily identifiable as assets held with respect to any particular Series (collectively “General Assets”), the Regular Trustee shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Regular Trustee, in its sole discretion, deems fair and equitable, and any General Asset so allocated to a particular Series shall be deemed held with respect to that Series.  Each such allocation shall be conclusive and binding upon the Beneficial Owners for all purposes.

(d)                                 Except as otherwise provided in Section 7(g) below, the assets of the Trust held with respect to a particular Series shall be charged with the liabilities of the Trust associated with that Series and with all expenses, costs, charges and reserves attributable to that Series.  Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as being associated with or attributable to any particular Series (“General Liabilities”) shall be allocated and charged by the Regular Trustee to, between or among any one or more of the Series in such manner and on such basis as the Regular Trustee deems fair and equitable.  Each such allocation shall be conclusive and binding upon the Beneficial Owners for all purposes.  Except as otherwise determined by the Regular Trustee or as otherwise set forth in Section 7(g) below, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only and not against the assets of any other Series or of the Trust generally, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series shall be enforceable against the assets of such Series.  Notice of this limitation on the liability of each Series shall be set forth in the Certificate of Trust.

(e)                                  All references to Interests in this Agreement shall be deemed to be references to the Interests of any or all Series, as the context may require.  All provisions herein relating to the Trust shall apply equally to each Series of the Trust, except as the context otherwise requires.

(f)                                   Notwithstanding any other provisions of this Agreement, no distribution or profit allocation (including, without limitation, any distribution made upon termination of the Trust or any Series) with respect to, nor any redemption or repurchase of, a Beneficial Owner’s Interest in any Series shall be effected by the Trust other than from the assets held with respect to such Series, nor shall any Beneficial Owner of any particular Series otherwise have any right or claim against the assets held with respect to any other Series.

(g)                                  Notwithstanding anything set forth herein to the contrary, any Third Party Debt or any claims by an Indemnified Person shall be enforceable against the assets of all Series of the Trust and the Trust generally.  Any creditor holding any Third Party Debt or any Indemnified Person shall be permitted to enforce such Third Party Debt or indemnification claim, as applicable, against the assets of all Series of the Trust and the Trust generally.

8.                                      Contributions and Administrative Matters.

(a)                                 The Contributions of the Beneficial Owners with respect to each Series in which they hold Interests shall be set forth in the books and records of the Trust; provided, that, Schedule I shall be amended as necessary to reflect any changes in Percentage Interests resulting from any additional Contributions.  Except as otherwise determined by the Regular Trustee, the Beneficial Owners shall have no right or obligation to make any further contributions to any Series.  Persons that hereafter become Beneficial Owners of any Series shall make such contributions of cash, property, services or promissory obligations to the Trust as required by the Regular Trustee.

(b)                                 For so long as one Person holds beneficial interests in a Series, such Series shall be disregarded for federal and all relevant state tax purposes and the activities of each Series will be deemed to be activities of the sole Beneficial Owner of such Series for such purposes.  All provisions of this Agreement are to be construed so as to preserve the tax status described in the preceding sentence.

(c)                                  The fiscal year of the Trust and each Series shall be a calendar year.  Unless otherwise determined by the Regular Trustee, the books and records of the Trust and each Series shall be maintained in accordance with generally accepted accounting principles.

(d)                                 Each Beneficial Owner’s Interest shall be recorded on the books of the Trust and, unless otherwise determined by the Regular Trustee, no certificate evidencing a Beneficial Owner’s Interest in a Series shall be issued.  The Trust shall keep or cause to be kept a register in which, subject to such regulations as the Regular Trustee may adopt, the Trust will (i) provide for the registration of Interests and the registration of transfers of Interests and (ii) maintain each Beneficial Owner’s beneficial interest in the property of the Trust.  The Trust shall maintain such register and provide for such registration.  The books of the Trust shall be conclusive evidence of the ownership of all Interests in the Trust and any Series.  Subject to the further terms of this Agreement, the Interests in the Trust or any Series shall be transferable on the books of the Trust by the record holder thereof or by its duly authorized agent upon delivery to the Trust of a duly executed instrument of transfer, a written agreement of the transferee to be bound by all terms and conditions hereof and such other instruments as the Regular Trustee may reasonably require and such evidence of the genuineness of the execution and authorization of the foregoing as may be required by the Regular Trustee.  Subject to the further terms of this Agreement, upon delivery of the foregoing instruments and compliance with the foregoing conditions, the transfer shall be recorded on the books of the Trust.  Until a transfer is so recorded, the owners of record of Interests shall be deemed to be the owners for all purposes hereunder and neither any Beneficial Owner nor the Trust nor any Series shall be affected by any notice of a proposed transfer.

9.                                      Management of the Trust; Regular Trustee.

(a)                                 Subject to the authority to delegate rights and powers as provided herein and except as otherwise herein provided, the Regular Trustee shall have the sole power and authority to manage and conduct the business and affairs of the Trust and each Series and shall have all powers and rights necessary, appropriate, desirable or advisable to effectuate and carry out the purposes, powers, business and other activities of the Trust and each Series in accordance with the terms of this Agreement.  The Regular Trustee may appoint, employ or otherwise contract with any Persons for the transaction of the business of the Trust (or any Series) or the performance of services for or on behalf of the Trust (or any Series), and the Regular Trustee may delegate to any such Person (who may be designated an officer of the Trust as provided in Section 13) or committee of individuals (as described in Section 9(h) below) such authority to act on behalf of the Trust or any Series as the Regular Trustee may from time to time deem appropriate.  Notwithstanding the foregoing, the Beneficial Owners shall have the right to vote on, approve, determine or consent to the actions specified herein (or hereafter specified by the Regular Trustee) or required by the Delaware Act to be voted on, approved, determined by or consented to by the Beneficial Owners.

(b)                                 Without limitation of Section 9(a), the powers of the Regular Trustee shall include the power to do or cause the Trust to do any of the following:

(i)                                     expend Trust or Series funds in connection with the operation of the business of the Trust or any Series;

(ii)                                  appoint and remove any and all officers, agents, independent contractors, attorneys and accountants;

(iii)                               prosecute, settle or compromise all claims against third parties, defend, compromise, settle or accept judgment on claims against the Trust and execute all documents and make all representations, admissions and waivers in connection therewith;

(iv)                              borrow money or incur indebtedness or guarantee the obligations of others, and secure payment of any such indebtedness or guarantee by mortgage, pledge or assignment of property of the Trust or any Series, whether at the time owned or thereafter acquired;

(v)                                 subject to Section 11, deal in and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to all property of whatever nature held or owned by, or licensed to, the Trust or any Series;

(vi)                              open, maintain and close bank accounts, money market accounts or investment, custody or other financial accounts and draw checks and other orders for the payment of monies;

(vii)                           maintain such insurance relating to the business of the Trust, upon such terms, as the Regular Trustee determines are appropriate; and

(viii)                        enter into, execute, make, amend, supplement, acknowledge, deliver and cause the Trust or any Series to perform any and all contracts, agreements, licenses and other instruments, undertakings and understandings that the Regular Trustee determines are necessary, appropriate or incidental to carrying on the business and affairs of the Trust or such Series.

(c)                                  The act of the Regular Trustee for the purpose of carrying on the business or affairs of the Trust and any Series, including entering into contracts on behalf of the Trust that the Regular Trustee considers desirable, useful or necessary to the conduct of the business of the Trust or such Series, shall bind the Trust and no Person dealing with the Trust or such Series shall have any obligation to inquire into the power or authority of the Regular Trustee acting on behalf of the Trust or such Series.  The taking of any lawful action by the Regular Trustee on behalf of the Trust or any Series, including the execution and/or delivery of any instrument, certificate, filing or document by the Regular Trustee on behalf of the Trust, or the adoption by the Regular Trustee of authorizing resolutions with respect to any matter, shall constitute and evidence the due authorization of such action or matter on behalf of the Trust or such Series.  In accordance with Section 3805 of the Delaware Act, legal title to any property or asset of the Trust will be held in the name of the Regular Trustee with the same effect as if such property or asset were held in the name of the Trust.

(d)                                 The Regular Trustee may authorize any officer(s) or agent(s) or grant a power of attorney to any Person, to enter into any contract, to execute any instrument or certificate (including any certificate to be filed on behalf of the Trust with the Secretary of State of the State of Delaware under the Delaware Act) or to take any other action in the name of and on behalf of the Trust, and this authority may be general or confined to specific instances.  Unless so authorized or ratified by the Regular Trustee or within the agency power of an officer, and except as otherwise provided in this Agreement, no officer or agent shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

(e)                                  The Regular Trustee shall be fully protected in relying in good faith upon the records of the Trust or any Series and upon such information, opinions, reports or statements presented to the Trust or any Series by any of its other Trustees, Beneficial Owners, officers or committees, or by any other Person as to matters the Regular Trustee reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust or any Series.  In addition, the Regular Trustee may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors selected by them, and any opinion of any such Person as to matters which the Regular Trustee reasonably believes to be within such Person’s professional or expert competence shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the Regular Trustee hereunder in good faith and in accordance with such opinion.

(f)                                   Any duties (including fiduciary duties) of the Regular Trustee that would otherwise apply at law or in equity are hereby eliminated to the fullest extent permitted under the Delaware Act and any other applicable law; provided that (i) the foregoing shall not eliminate the obligation of the Regular Trustee to act in compliance with the express terms of this Agreement and (ii) the foregoing shall not be deemed to eliminate the implied contractual covenant of good faith and fair dealing.

(g)                                  The Regular Trustee shall not be permitted to resign from its position as Regular Trustee unless (i) at least 60 days prior written notice has been provided to the Trust and (ii) a successor Regular Trustee has been appointed by the Beneficial Owner that owns Interests in Series One; provided that no Person may be appointed as Regular Trustee if the Trust or any Series owes any Third Party Debt to such Person or an affiliate of such Person immediately prior to such Person being appointed as the Regular Trustee.

(h)                                 The Regular Trustee may from time to time, by resolution, designate one or more committees, including any committee required by, or deemed advisable by the Regular Trustee for purposes of complying with, any applicable laws, rules and regulations of the U.S. Securities and Exchange Commission or any applicable listing requirements.  Each committee shall consist of one or more members of the board of directors of AerCap Ireland Capital Limited or such other individuals as determined by the Regular Trustee.  Any such committee, to the extent provided in the resolution of the Regular Trustee, shall have and may exercise all the powers and authority of the Regular Trustee and Series Two Trustee in the management of the business and affairs of the Trust.  Any such committee may adopt rules governing the method of calling and time and place of holding its meetings.  Unless otherwise provided by the Regular Trustee, a majority of any such committee (or the member thereof, if only one) shall constitute a quorum for the transaction of business, and the vote of a majority of the members of such committee present at a meeting at which a quorum is present shall be the act of such committee.  Each such committee shall keep a record of its acts and proceedings and shall report thereon to the Regular Trustee whenever requested so to do. Any or all members of any such committee may be removed, with or without cause, by resolution of the Regular Trustee.

10.                               Series Two Trustee.

(a)                                 Notwithstanding any provisions of this Agreement to the contrary (including Section 9), and subject to the authority to delegate rights and powers as provided herein, the authority to manage and conduct the business and affairs of Series Two shall be vested in the Series Two Trustee and the Series Two Trustee shall have all powers and rights necessary, appropriate, desirable or advisable to effectuate and  carry out the purposes, powers, business and other activities of Series Two, provided, however, in the event that any matter concerns the affairs of Series Two and the Trust generally or any other Series, the Regular Trustee shall be responsible for such decision-making with respect to such matter.

(b)                                 Without limitation of Section 10(a), the powers of the Series Two Trustee with respect to Series Two shall include the power to do or cause the Trust to do any of the following:

(i)                                     expend Series Two funds in connection with the operation of the business of Series Two;

(ii)                                  borrow money or incur indebtedness or guarantee the obligations of others, and secure payment of any such indebtedness or guarantee by mortgage, pledge or assignment of property of Series Two, whether at the time owned or thereafter acquired;

(iii)                               subject to Section 11, deal in and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to all property of whatever nature held or owned by, or licensed to, Series Two; and

(iv)                              enter into, execute, make, amend, supplement, acknowledge, deliver and cause the Trust to perform any and all contracts, agreements, licenses and other instruments, undertakings and understandings that the Series Two Trustee determines are necessary, appropriate or incidental to carrying on the business and affairs of Series Two.

(c)                                  The Series Two Trustee shall have the powers and authority set forth in this Agreement.  Except as set forth in this Agreement with respect to Series Two or as required by the Delaware Act, the Series Two Trustee shall not have any power or authority to manage the business and affairs of the Trust.  The Series Two Trustee shall be appointed by the Beneficial Owner of the Interests in Series Two at such time that the Interests in Series Two are issued; provided that no Person may be appointed as Series Two Trustee if the Trust or any Series owes any Third Party Debt to such Person or an affiliate of such Person immediately prior to such Person being appointed as the Series Two Trustee.  The parties acknowledge and agree that as of the date hereof, a Series Two Trustee has not been appointed; provided that upon such appointment, such Person shall evidence its acceptance of the terms hereof by executing an instrument agreeing to be bound by the terms hereof.

(d)                                 The act of the Series Two Trustee for the purpose of carrying on the business or affairs of the Trust as it relates to Series Two, including entering into contracts on behalf of the Trust with respect to Series Two that the Series Two Trustee considers desirable, useful or necessary to the conduct of the business of Series Two shall bind the Trust with respect to Series Two and no Person dealing with the Trust shall have any obligation to inquire into the power or authority of the Series Two Trustee on behalf of the Trust with respect to Series Two.  The taking of any lawful action by the Series Two Trustee on behalf of the Trust with respect to Series Two, including the execution and/or delivery of any instrument, certificate, filing or document by the Series Two Trustee on behalf of the Trust with respect to Series Two, or the adoption by the Series Two Trustee of authorizing resolutions with respect to any matter, shall constitute and evidence the due authorization of such action or matter on behalf of the Trust with respect to Series Two.  In accordance with Section 3805 of the Delaware Act, legal title to any property or asset of the Trust with respect to Series Two will be held in the name of the Series Two Trustee with the same effect as if such property or asset were held in the name of the Trust.

(e)                                  The Series Two Trustee may authorize any officer(s) or agent(s) or grant a power of attorney to any Person, to enter into any contract, to execute any instrument or certificate or to take any other action in the name of and on behalf of the Trust with respect to Series Two, and this authority may be general or confined to specific instances.  Unless so authorized or ratified by the Series Two Trustee or within the agency power of an officer, and except as otherwise provided in this Agreement, no officer or agent shall have any power or authority to bind the Trust with respect to Series Two by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

(f)                                   The Series Two Trustee shall not be permitted to resign from its position as Series Two Trustee unless (i) at least 60 days prior written notice has been provided to the Trust and (ii) a successor Series Two Trustee has been appointed by the Beneficial Owner that owns Interests in Series Two.

(g)                                  The Series Two Trustee shall be fully protected in relying in good faith upon the records of the Trust or Series Two and upon such information, opinions, reports or statements presented to the Trust or Series Two by any other Trustee, Beneficial Owner, officer or committee, or by any other Person as to matters the Series Two Trustee reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust or Series Two (including, without limitation, information, opinions, reports or statements as to the value and the amount of the assets, liabilities, profits or losses of the Trust or Series Two or any other facts pertinent to the existence and amount of assets from which distributions to Beneficial Owners might properly be paid).  In addition, the Series Two Trustee may consult with and is hereby authorized to cause the Trust to engage legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors selected by it, and any opinion of any such Person as to matters which the Series Two Trustee reasonably believes to be within such Person’s professional or expert competence shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the Series Two Trustee hereunder in good faith and in accordance with such opinion.

(h)                                 Any duties (including fiduciary duties or any obligations applicable to trustees or trusts in equity or otherwise) of the Series Two Trustee that would otherwise apply at law or in equity are hereby eliminated to the fullest extent permitted under the Delaware Act and any other applicable law; provided that (a) the foregoing shall not eliminate the obligation of the Series Two Trustee to act in compliance with the express terms of this Agreement and (b) the foregoing shall not be deemed to eliminate the implied contractual covenant of good faith and fair dealing.

11.                               Beneficial Owner Approvals; Meetings of Beneficial Owners.

(a)                                 Notwithstanding any other provision of this Agreement or the Delaware Act, the following actions shall require, in addition to the approval of the Regular Trustee or Series Two Trustee, as applicable, the approval of all of the Beneficial Owners:

(i)                                     Any merger, consolidation, conversion or other reorganization of the Trust or

(ii)                                  The sale of all or substantially all of the assets of the Trust or any Series in any one transaction or in any related series of transactions.

(b)                                 Any action to be taken by the Beneficial Owners hereunder or under the Delaware Act may be taken by vote of the Beneficial Owners at a meeting.  Meetings may be called by the Regular Trustee upon not less than five (5) days prior written notice to all other Beneficial Owners.  The notice shall specify the place and time of the meeting and the general nature of the business to be transacted.  A written waiver of notice, signed by a Beneficial Owner, whether before or after the time stated therein, shall be deemed equivalent to notice to such Beneficial Owner.  Unless otherwise determined by the Regular Trustee, meetings of Beneficial Owners shall be held at the principal place of business of the Trust.  Meetings of the Beneficial Owners may be held by conference telephone or similar communication equipment so long as all Beneficial Owners participating in the meeting can hear one another, and all Beneficial Owners participating by telephone or similar communication equipment shall be deemed to be present in person at the meeting.  At any meeting of Beneficial Owners, a majority in number of the Beneficial Owners, present in person or by proxy, shall constitute a quorum for all purposes, except that the presence of all Beneficial Owners shall be required as to actions herein specified to be taken by all of the Beneficial Owners or by the Beneficial Owners acting unanimously.  In lieu of a meeting, any action to be taken by the Beneficial Owners may be taken by a consent in writing setting forth the action so taken signed by all of the Beneficial Owners.  Any such written consent may be executed and delivered by telecopy or similar electronic means and may be signed in multiple counterparts.

12.                               Delaware Trustee.

(a)                                 So long as required by the Delaware Act, there shall be one (1) Delaware Trustee who or which shall be (i) a natural person who is a resident of the State of Delaware or (ii) if not a natural person, an entity that has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law.  The initial Delaware Trustee shall be Wilmington Trust, National Association.

(b)                                 The Delaware Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807 of the Delaware Act.  It is understood and agreed by the parties hereto that the Delaware Trustee shall have none of the duties or liabilities of any other Trustee of the Trust or any administrator of the Trust or any other Person.  The duties, and authority, of the Delaware Trustee shall be limited to (a) accepting legal process served on the Trust in the State of Delaware, (b) the execution of any certificates required to be filed with the Secretary of State of the State of Delaware that the Delaware Trustee is required to execute under Section 3811 of the Delaware Act and (c) as directed by the Regular Trustee, executing and delivering on behalf of the Trust, any documents required by the Federal Aviation Administration to be executed by a United States citizen.  To the extent that, at law or in equity, the Delaware Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the Beneficial Owners, it is hereby understood and agreed by the other Parties hereto that such duties and liabilities are replaced by the duties and liabilities of the Delaware Trustee expressly set forth in this Agreement.  The Delaware Trustee shall have no duty or liability with respect to the administration of the Trust or the payment of any amounts to the Beneficial Owners.

(c)                                  The Delaware Trustee shall not be permitted to resign from its position as Delaware Trustee unless (i) at least 60 days prior written notice has been provided to the Trust and (ii) a successor Delaware Trustee has been appointed by the Regular Trustee.  If the Regular Trustee does not act within such sixty (60) day period, the Delaware Trustee may apply, at the Trust’s expense, to the Court of Chancery of the State of Delaware for the appointment of a successor Delaware Trustee.  Notwithstanding anything to the contrary herein, if any amounts shall be due and owing to the Delaware Trustee hereunder and remain unpaid for more than ninety (90) days, the Delaware Trustee shall immediately be entitled to resign by notice to the Beneficial Owners.  The Regular Trustee shall be permitted to remove the Delaware Trustee with or without cause at any time.  Upon the Delaware Trustee’s resignation or removal, the Regular Trustee shall appoint a successor Delaware Trustee by delivering a written instrument to the outgoing Delaware Trustee.  Any successor Delaware Trustee must satisfy the requirements of Section 3807 of the Delaware Act.  Any resignation or removal of the Delaware Trustee and appointment of a successor Delaware Trustee shall not become effective until any fees and expenses due to the outgoing Delaware Trustee are paid.  Following compliance with the preceding sentence, the successor Delaware Trustee shall become fully vested with all of the outgoing Delaware Trustee’s rights, powers, duties and obligations under this Agreement, with like effect as if originally named as Delaware Trustee, and the outgoing Delaware Trustee shall be discharged of its duties and obligations under this Agreement.

(d)                                 The Regular Trustee shall reasonably keep the Delaware Trustee informed of any actions taken by the Regular Trustee or the Series Two Trustee with respect to the Trust or any Series that would reasonably be expected to affect the Delaware Trustee’s rights, obligations or liabilities hereunder or under the Delaware Act.

(e)                                  The Delaware Trustee shall be entitled to receive from the Trust reasonable compensation for its services hereunder as set forth in a separate fee agreement and shall be entitled to be reimbursed by the Trust for reasonable out-of-pocket expenses incurred by it in the performance of its duties hereunder, including the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Delaware Trustee may employ in connection with the exercise and performance of its rights and duties hereunder.

13.                               Officers.

(a)                                 Subject to the other terms and conditions set forth herein, the Regular Trustee may appoint, such officers and agents as it may deem necessary or proper, who shall hold their offices or positions for such terms, have such authority and perform such duties as may from time to time be determined by or pursuant to authorization of the Regular Trustee.  The officers of the Trust as of the date hereof are as set forth on Schedule II.  All such officers shall hold office at the pleasure of the Regular Trustee for an unlimited term and need not be reappointed annually or at any other periodic interval.  Any action taken by an officer of the Trust pursuant to authorization of the Regular Trustee or Series Two Trustee, as applicable, shall constitute the act of and serve to bind the Trust or the applicable Series.

(b)                                 Any officer may resign at any time upon written notice to the Trust.  Any officer may be removed with or without cause by the Regular Trustee.

(c)                                  Any duties (including fiduciary duties) of an officer that would otherwise apply at law or in equity are hereby eliminated to the fullest extent permitted under the Delaware Act and any other applicable law; provided that (i) the foregoing shall not eliminate the obligation of each officer to act in compliance with the express terms of this Agreement and (ii) the foregoing shall not be deemed to eliminate the implied contractual covenant of good faith and fair dealing.

14.                               Assignments of Interests.  The Interests shall be freely transferable and the Regular Trustee shall amend Schedule I from time to time to reflect transfers made in accordance with this Agreement.  Upon the transfer of any Beneficial Owner’s Interests in a Series, the Regular Trustee or Series Two Trustee, as applicable, appointed by such transferring Beneficial Owner, shall resign from its position as a Trustee effective upon such transfer, and the transferee acquiring such Interest shall promptly appoint a successor Trustee, which appointment shall be effective upon such transfer.

15.                               Additional Beneficial Owners.  The Regular Trustee shall have the right to cause the Trust or any Series (including Series Two) to create and allocate additional Interests upon such terms and conditions, at such time or times as shall be determined by the Regular Trustee.  A Person acquiring an Interest in the Trust or any Series shall become a Beneficial Owner at the time (i) such Person in writing executes this Agreement or such other instrument evidencing the intent and agreement to be bound by the terms and conditions set forth herein and (ii) such Person is named as a Beneficial Owner on Schedule I hereto with respect to any applicable Series.  Provided, further, and in connection with the foregoing, the Regular Trustee shall amend Schedule I to reflect the name, address and Series of Interests of the additional Beneficial Owner and any agreed upon changes in Percentage Interests.

16.                               Profit Allocations.  Each Beneficial Owner shall be entitled to all profits, as they arise, of the Series in which such Beneficial Owner holds an Interest.  Not less often than quarterly, or at such other times as determined by (i) the Regular Trustee with respect to any Series other than Series Two, or (ii) the Series Two Trustee with respect to Series Two, each Series shall distribute to the Beneficial Owner of such Series, in proportion to such Beneficial Owner’s respective Percentage Interest, so much of such Series’ profits as the Regular Trustee or Series Two Trustee, as applicable, in its sole discretion may determine are not required for the operation of such Series’ business; provided, however, the Trust and each Series shall not make any distributions to the extent such distribution is not permitted by the terms of any indenture or financing agreement of the Trust or any Series.  The Regular Trustee or Series Two Trustee, as applicable, shall have the right to establish such reasonable reserves as such Person may from time to time determine are necessary or appropriate in connection with the conduct of the Trust’s or relevant Series’ business (including anticipated capital expenses).

17.                               Dissolution.

(a)                                 The Trust shall be dissolved and its affairs wound up and terminated upon the determination of the Regular Trustee, with the consent of all of the Beneficial Owners, to dissolve the Trust.

(b)                                 Any Series shall be dissolved and its affairs wound up and terminated upon (i) the determination of the Regular Trustee to dissolve such Series or (ii) the dissolution of the Trust.  The dissolution of one or more Series shall not cause the dissolution of the Trust.

18.                               Winding Up of the Trust.

(a)                                 If the Trust or any Series is dissolved pursuant to Section 17, the Regular Trustee shall proceed to wind up the business and affairs of the Trust or such Series in accordance with the requirements of the Delaware Act.  A reasonable amount of time shall be allowed for the period of winding up in light of prevailing market conditions and so as to avoid undue loss in connection with any sale of Trust or Series assets.  This Agreement shall remain in full force and effect and continue to govern the rights and obligations of the Trustees and Beneficial Owners and the conduct of the Trust and each Series during the period of winding up the Trust’s or such Series’ affairs.  The Regular Trustee shall liquidate the assets of the Trust or Series, and apply and distribute the proceeds of such liquidation in accordance with the provisions of Section 3808 of the Delaware Act.  Notwithstanding the preceding sentence, a Beneficial Owner may elect to cause a Series in which it owns an Interest to either (i) liquidate the assets of such Series and distribute the proceeds or (ii) subject to the terms described in the penultimate sentence in Section 18(b) below, distribute the assets in-kind; provided, that the Trust shall comply with the provisions of Section 3808 of the Delaware Act.

(b)                                 Notwithstanding the provisions of Section 18(a) which require the liquidation of the assets of the Trust or a Series, but subject to the last sentence of Section 18(a), if on dissolution of the Trust or a Series, the Regular Trustee determines that a prompt sale of part or all of the Trust’s or a Series’ assets would be impractical or would cause undue loss to the value of Trust or a Series assets, the Regular Trustee may defer for a reasonable time (up to three (3) years) the liquidation of any assets, except those necessary to timely satisfy liabilities of the Trust or a Series (other than those to Beneficial Owners), and/or may distribute to the Beneficial Owners entitled to a distribution, in lieu of cash, as tenants in common, undivided interests in such Trust or Series assets as the Regular Trustee deems not suitable for liquidation.  Any such in-kind distributions (i) shall be made in accordance with the priorities required by the Delaware Act as if cash equal to the fair market value of the distributed assets were being distributed and (ii) shall be subject to such conditions relating to the disposition and management of the distributed properties as the Regular Trustee deems reasonable and equitable and to any joint operating agreements or other agreements governing the operation of such properties at such time.  The Regular Trustee shall determine the fair market value of any property distributed in kind using such reasonable methods of valuation as it may adopt.

(c)                                  Upon the completion of the distribution of the assets of the Trust as provided in this Section 18, the Trust shall be terminated, and the Trustees shall cause the cancellation of the Certificate of Trust and all qualifications of the Trust as a foreign statutory trust and shall take such other actions as may be necessary to terminate the Trust.

19.                               Standard of Care; Indemnification of Trustees, Officers, and Agents

(a)                                 To the fullest extent permitted by law, no Trustee, officer or member of a committee established pursuant to Section 9(h) of this Agreement shall have any personal liability whatsoever to the Trust or any Beneficial Owner on account of such Trustee’s, officer’s or committee member’s status as a Trustee, officer or committee member or by reason of such Trustee’s, officer’s or committee member’s acts or omissions in connection with the conduct of the business of the Trust; provided, however, that nothing contained herein shall protect any Trustee, officer or committee member against any liability to the Trust or the Beneficial Owners to which such Trustee, officer or committee member would otherwise be subject by reason of any act or omission of such Trustee, officer or committee member that involves willful misconduct or bad faith.

(b)                                 To the fullest extent permitted by law, the Trust shall indemnify and hold harmless the Delaware Trustee, officers and any member of a committee established pursuant to Section 9(h) and any of their affiliates (each an “Indemnified Person”) against any and all losses, claims, damages, expenses and liabilities (including, but not limited to, any investigation, legal and other reasonable expenses incurred in connection with, and any amounts paid in settlement of, any action, suit, proceeding or claim) of any kind or nature whatsoever that such Indemnified Person may at any time become subject to or liable for by reason of the formation, operation or termination of the Trust, or the Indemnified Person’s acting as a Delaware Trustee, officer or committee member under this Agreement, or the authorized actions of such Indemnified Person in connection with the conduct of the affairs of the Trust; provided, however, that no Indemnified Person shall be entitled to indemnification if and to the extent that the liability otherwise to be indemnified for results from any act or omission of such Indemnified Person that involves willful misconduct or bad faith.  The indemnities provided hereunder shall survive termination of the Trust and this Agreement.  Each Indemnified Person shall have a claim against the property and assets of the Trust for payment of any indemnity amounts from time to time due hereunder; provided, however, that an Indemnified Person shall first look to the assets of the Series which relate to the liability which is the subject of the Trust’s indemnification obligations hereunder.  Costs and expenses that are subject to indemnification hereunder shall, at the request of any Indemnified Person, be advanced by the Trust to or on behalf of such Indemnified Person prior to final resolution of a matter, so long as such Indemnified Person shall have provided the Trust with a written undertaking to reimburse the Trust for all amounts so advanced if it is ultimately determined that the Indemnified Person is not entitled to indemnification hereunder.  The Regular Trustee shall allocate the cost of indemnification between or among any one or more of the Series in such manner and on such basis as the Regular Trustee, in its sole discretion, deems fair and equitable, taking into account the nature of the claims involved. Each such allocation shall be conclusive and binding upon the Beneficial Owners for all purposes.

(c)                                  The contract rights to indemnification and to the advancement of expenses conferred in this Section 19 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, agreement, vote of the Beneficial Owners or otherwise.

(d)                                 The Trust may maintain insurance, at its expense, to protect itself and any Beneficial Owner, Trustee, officer or agent of the Trust or another statutory trust, limited liability company, corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Trust would have the power to indemnify such Person against such expense, liability or loss under the Delaware Act.

(e)                                  The Trust may, to the extent authorized from time to time by the Regular Trustee, grant rights to indemnification and to advancement of expenses to any agent of the Trust to the fullest extent of the provisions of this Section 19 with respect to the indemnification and advancement of expenses of the Indemnified Persons.

(f)                                   Notwithstanding the foregoing provisions of this Section 19, the Trust shall indemnify an Indemnified Person in connection with a proceeding (or part thereof) initiated by such Indemnified Person only if such proceeding (or part thereof) was authorized by the Regular Trustee; provided, however, that an Indemnified Person shall be entitled to reimbursement of his or her reasonable counsel fees with respect to a proceeding (or part thereof) initiated by such Indemnified Person to enforce his or her right to indemnity or advancement of expenses under the provisions of this Section 19 to the extent the Indemnified Person is successful on the merits in such proceeding (or part thereof).

20.                               Entire Agreement; Amendments.  This Agreement, together with all schedules and Series Addenda, constitutes the entire understanding among the Beneficial Owners and the Trustees.  Except as expressly provided herein, this Agreement may be amended only upon the written consent of all of the Beneficial Owners (provided that the Regular Trustee, without further approval of the Beneficial Owners, shall have the right to (i) amend Schedule I or Schedule II to update information thereon in accordance with the terms of this Agreement and (ii) amend any Series Addendum).  Notwithstanding anything set forth herein to the contrary, no amendment shall be made to this Agreement without the Delaware Trustee’s written consent if such amendment would adversely affect any of the Delaware Trustee’s rights, duties or liabilities.

21.                               Notices.  All notices hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes:  (i) if mailed, three (3) calendar days after being deposited, postage prepaid, in the United States mail, and sent via registered or certified mail; (ii) if delivered by overnight express courier, one (1) business day after being delivered to such courier; or (iii) if delivered in person or via facsimile subject to written confirmation of transmission, the same day as the delivery.  Notices to Beneficial Owners shall be addressed to the address of such Person set forth on Schedule I and notices to the Trust or any Trustee shall be addressed as follows:

If to the Trust, the Regular Trustee or the Series Two Trustee:

AerCap Ireland Capital Limited

4450 Atlantic Avenue

Westpark, Shannon

Co. Clare, Ireland]

Fax: +35 36 172 3850

Attn:  Director

If to the Delaware Trustee:

1100 North Market Street

Wilmington, DE  19890-

Drop DE3-C050

Fax:  302-636-4140

Attn:  Chad May

22.                               Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of February 5, 2014.

BENEFICIAL OWNER:

AERCAP IRELAND CAPITAL LIMITED

By:	/s/ Thomas Kelly
Name: Thomas Kelly
Title: Director

REGULAR TRUSTEE:

AERCAP IRELAND CAPITAL LIMITED, not in its individual capacity, but solely as Regular Trustee

By:	/s/ Thomas Kelly
Name: Thomas Kelly
Title: Director

DELAWARE TRUSTEE:

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Delaware Trustee

By:	/s/ Chad May
Name: Chad May
Title Assistant Vice President

SERIES ONE ADDENDUM

Name of Series:  Series One

Name of Beneficial Owner:  AerCap Ireland Capital Limited

Assets held with respect to Series One:

SERIES TWO ADDENDUM

Name of Series:	Series Two

Name of Beneficial Owner:	International Lease Finance Corporation

Assets held with respect to Series Two:

SCHEDULE I

Identification of Beneficial Owners,
Series, and Percentage Interests

Name & Address	Series	Percentage Interest

AerCap Ireland Capital Limited 4450 Atlantic Avenue Westpark, Shannon Co. Clare, Ireland	Series One	100%

International Lease Finance Corporation 10250 Constellation Boulevard 34th Floor Los Angeles, California 90067	Series Two	100%

SCHEDULE II

Officers

Name	Title
Tom Kelly	Chief Executive Officer
Ian Sutton	Chief Financial Officer
Lourda Moloney	Chief Servicing Officer
Pat Treacy	Chief Insurance Officer
Skyscape Limited	Secretary